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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 October 1, 1997

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                             DECORA INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                0-016072                                   68-0003300
       (Commission File Number)                (IRS Employer Identification No.)


  1 Mill Street, Fort Edward, New York                        12828
(Address of principal executive offices)                    (Zip Code)

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       Registrant's telephone number, including area code: (518) 747-6255


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ITEM 2.  ACQUISITION OF SHARES

        On October l, l997, a recently formed wholly-owned German subsidiary ("Newco") of Decora Industries, Inc (the "Company" or "Holdings") acquired 73.2 percent of the voting stock (the "Shares") of Konrad Hornschuch AG ("Hornschuch"). The Hornschuch Shares were acquired directly from its two largest shareholders in private transactions for total consideration of DM 61,582,280, or approximately $34,704,018 US. The stockholders were Kunz Holding GmbH and Baden-Wurttenbergische Bank AG. The transaction is being accounted for pursuant to the purchase method of accounting. Shares of Hornschuch are currently traded on the Frankfurt and Stuttgart stock exchanges. The Company intends to purchase as many of the remaining 26.8 percent of the shares of Hornschuch as soon as practicable using a combination of (i) open market purchases sufficient to reach a minimum of 75 percent voting control, which purchases are anticipated to commence shortly, and (ii) a tender offer pursuant to German law to all minority shareholders of Hornschuch which is anticipated to be completed within l8 months of the initial purchase of the Shares (the "Minority Tender Offer").

        Hornschuch employees approximately 760 persons; its revenues for calender year l996 were DM 202,044,414, or approximately $115,000,000 US. Hornschuch is the manufacturer and marketer of d-c fix and Noblessa decorative products which account for approximately fifty-two percent of its revenues. Along with its self-adhesive products, Hornschuch also markets a full line of complementary table coverings and other decorative kitchen and table oriented products. In addition to its market presence in Europe, Hornschuch has products sales and distribution capabilities in Eastern Europe, Russia, the Middle East and the Far East with over 80 sales, marketing and distribution partners worldwide. Hornschuch also manufacturers decorative and functional films for use by OEMs in the automotive, building , furniture, handbag, shoe and interior decoration markets. Approximately one-half of its total revenues is derived from sales in Germany; the remainder is derived from worldwide sales.

        Hornschuch's self-adhesive products are similar to Decora's core product offerings, and Decora anticipates ongoing benefits from manufacturing synergies between the two companies following the acquisition. Potential synergies include raw material purchasing, manufacturing efficiencies (including capacity utilization), cross merchandising and distribution utilizing Hornschuch's existing sales and distribution capabilities described above, research and development (including product refinement) and overheard efficiencies. No assurances can be given as to the amount of such benefits which will depend on a variety of factors.

        The Company's purchase of the Shares was funded from (i) a loan of approximately $21,026,064 to the Company's German Newco subsidiary from Dresdner Bank payable September 30, 2004, which loan includes a commitment to fund approximately 33 percent of the Company's cash needs to complete the Minority Tender Offer and (ii) a loan of $18,000,000 (the "Textron Loan") from a Textron pension fund ("Textron" or "Purchaser"). $2,900,000 of such Textron Loan proceeds were used to repay existing subordinated debt of Decora Manufacturing and $15,100,000 of such proceeds were utilized for the purchase of the Shares. Other closing costs associated with the transaction of approximately $2,930,000 US, which included commitment fees, legal,




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accounting and investment banking fees as well as other expenses were either paid at closing or are to paid in the future pursuant to agreements between the parties.

        As part of the Textron Loan, Textron received several warrants to purchase common stock of the Company, including a warrant to purchase Series A Convertible Preferred Shares ("Series A Preferred Stock") (collectively, the "Warrants"). The Warrants provide Textron with a right to purchase l7.5% of the common stock of the Company on a fully diluted basis, exercisable at $l.00 for each share of common stock. A warrant to purchase the Series A Preferred Stock was issued in lieu of a common stock warrant because the Company did not have sufficient shares of authorized, but unissued, common stock. Any increase in authorized shares requires both Board of Directors and shareholders approval. The Company's Board of Directors has already authorized an increase in its authorized shares sufficient to allow conversion of the Series A Preferred Stock to common stock (the "Additional Common Stock"). The proposal to increase the authorized shares will be presented to the Company's shareholders as soon as is practical which will be accomplished in connection with a one-for-five reverse split.

        The Warrants include (i) a warrant to purchase 2,136,534 shares of the Company's common stock, (ii) a warrant to purchase 69,557 shares of Series A Preferred Stock (with each share of Series A Preferred Stock to automatically convert to l00 shares of common stock if authorized common stock is available and (iii) a contingent warrant to purchase a fixed percentage of certain additional shares of common stock which may be issued in the future. The ability to exercise such contingent warrant is triggered solely by the issuance of shares of the Company's common stock to Cigna affiliates in connection with an existing exchange agreement or the sale of additional shares of the Company, the proceeds of which are used to finance the Minority Tender Offer. All of the Warrants are exercisable until September 30, 2005 at an exercise price of $1.00 per share.

        So long as the Textron Loan or any of the Warrants are outstanding, Textron shall have the right to nominate one person to the Company's Board of Directors. The Textron Loan also provides that, in the event the shareholders of the Company fail to authorize the Additional Common Stock by December 31, l997, the existing l3% interest rate will increase to l4% and increase further to l5% on March 31, l998. Immediately following shareholder approval, the interest rate on the Textron Loan will return to its original l3% rate. If shareholder approval is not obtained by June l998, it is an event of default and the entire Textron Loan balance can be declared due and payable. Further, the interest rate increases to l7%. An event of default under the Textron Loan would likely constitute an event of default under the Company's outstanding financing arrangements. Further, if there is no shareholder approval by June 30, l998, Textron shall have the right to nominate a second member to the Company's Board of Directors.

        This report on Form 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements other than statements of historical facts, including, without limitation, the statements regarding potential synergies, industry prospects and the Company's financial position are forward-looking statements. Although the Company




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believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Factors that could cause actual results to differ materially from the Company's expectations are disclosed in this report and the Company's Form 10-K for its year ended March 31, 1997 and Form 10-Q for its quarter ended June 30, 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial statements of business acquired. To be filed by amendment.

        (b) Pro Forma financial information. To be filed by amendment.

        (c)    Exhibits

               1.     Stock Purchase Agreement by and between
                      Baden-Wurttenbergische Bank AG and Newco dated as of September 3, 1997, as amended

               2. Stock Purchase Agreement by and between der Kunz Holding GmbH & Co. KG and Newco dated as of August 18, 1997, as amended

               3. Certificate of Designation of Series A Preferred Stock of Holdings dated September 26, 1997

               4. Note and Warrant Purchase Agreement, dated as of September 26, 1997 among Borrower, Holdings, Agent and Purchaser

               5. Common Warrant Certificate with respect to 2,136,534 shares of Holdings Common Stock, dated September 29, 1997 issued by Holdings to Purchaser

               6. Preferred Warrant Certificate with respect to 69,557 shares of Holdings Series A Stock, dated September 29, 1997 issued by Holdings to Purchaser

               7. Contingent Common Warrant Certificate with respect to an indeterminate number of shares of Holdings Common Stock, dated September 29, 1997 issued by Holdings to Purchaser

               8. 13% Senior Subordinated Note due 2005, dated September 29, 1997 issued by Borrower in the principal amount of $18,000,000 to Purchaser

               9. Intercreditor Subordination Agreement, dated September 26, 1997, among Fleet Bank, Purchaser, Borrower and Holdings




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               10.    Assignment, Pledge and Security Agreement dated September
                      26, 1997 of a $15,207,000 note to Fleet Bank from Borrower

               11. First Amendment to March 27, 1997 Note dated September 26, 1997, by and between Fleet Bank and Borrower regarding a $1,000,000 note

               12. Second Amendment to Loan and Security Agreement dated September 26, 1997 by and between Fleet Bank and Borrower regarding a $3,354,167 note

               13. Credit and Reimbursement Agreement Modification Agreement No. 2 dated September 26, 1997, by and between Borrower and Fleet Bank in connection with a letter of credit issued by Fleet Bank in favor of Mellon Bank, FSB, as Trustee, concerning the issuance of $2,460,000 industrial revenue development bond

               14. Sixth Amendment to Secured Revolving Line of Credit Agreement dated September 26, 1997 by and between Fleet Bank and Borrower regarding a note of up to $6,000,000

               15. Note and Loan and Security Agreement Amendment No. 4 dated September 26, 1997 by and between Borrower and Fleet Bank regarding a $5,169,000 note

               16. Promissory Note in the amount of $15,207,000 dated September 30, 1997 by Holdings to Borrower

               17. Loan Agreement dated September 29, 1997 among Newco, Holdings and Dresdner Bank AG





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                             DECORA INDUSTRIES, INC.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             DECORA INDUSTRIES, INC.
                                                  (Registrant)


                                             By: s/Timothy N. Burditt
                                                --------------------------------
                                                 Timothy N. Burditt
                                                 Principal Accounting Officer
Dated: October 15, 1997






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